EXHIBIT (d)(4)

                         THE WRIGHT MANAGED EQUITY TRUST

                                    AMENDMENT

                               dated June 6, 2000

                                       to

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                             dated February 1, 1998

         Pursuant to section 7 of the Amended and Restated Administration Agreement between The Wright Managed Equity Trust and Eaton Vance Management (the "Administrator") dated February 1, 1998 (the "Agreement"), the Agreement is hereby amended by the inclusion of a revised Schedule B setting forth a new schedule of compensation of the Administrator to become effective as indicated in Schedule B.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

THE WRIGHT MANAGED EQUITY TRUST             EATON VANCE MANAGEMENT



By:s/Peter M. Donovan                     By:  s/Jeffrey P. Beale
   ------------------                         ------------------
     President                                 Vice President
                                             And not individually

                         THE WRIGHT MANAGED EQUITY TRUST

                                   SCHEDULE B

                                  June 6, 2000

                                                                            FEE STRUCTURE

                                                              FUND                             CLASS
                                                     Under             Over            Under            Over
                                                 $100 Million      $100 Million    $100 Million     $100 Million
                                                 ------------      ------------    ------------     ------------

Effective June 6, 2000

Wright Selected Blue Chip Equities Fund               0.02%            0.01%               --              --
Wright International Blue Chip Equities Fund          0.02%            0.01%               --              --
Wright Major Blue Chip Equities Fund                  0.20%            0.05%            0.02%           0.01%


Effective September 1, 2000

Wright Selected Blue Chip Equities Fund               0.02%            0.01%               --              --
Wright International Blue Chip Equities Fund          0.02%            0.01%               --              --
Wright Major Blue Chip Equities Fund                  0.10%            0.06%            0.02%           0.01%
